EXHIBIT 10.1

LEASE EXTENSION RIDER

THIS AGREEMENT made this 20th day of November, 2009, by and between JVNJ REALTY CORP, a New Jersey corporation having an address 4151 Gulf Shore Boulevard N #1502, Naples, FL 34103 (hereinafter referred to as "Landlord"), and MEDIA SCIENCES INTERNATIONAL INC. having an Address at 8 Allerman Road, Oakland, New Jersey 07436 (hereinafter referred to as "Tenant").

WITNESSETH:

That the parties hereto mutually agree with each other as follows:

FIRST:         The said Landlord and Tenant agree to extend the terms and conditions of a certain lease agreement between them, covering the premises located at 8 Allerman Road, Oakland, New Jersey 07436, dated the 30th day of September, 2004, for a period of five (5) years and for rent adjustments as follows:

1.	Section 1.13 of ARTICLE 1 is deleted in its entirety and replaced by the following:

1.13 "Term" or "term" shall consist of a period of five (5) years, commencing on February 1, 2010 and expiring January 31, 2015 or such date on which the term is sooner terminated in accordance with the provisions of the Lease.

2.	Section 3.01 of ARTICLE 3 is deleted in its entirety and replaced by the following:

Section 3.01 Fixed Rent

A.         Tenant shall pay to Landlord, at 4151 Gulf Shore Blvd. N #1502, Naples, FL 34103, or to such other person or at such other address as Landlord may from time to time designate by notice to Tenant, in advance, without previous demand therefore and without counterclaim, deduction or set-off, on the first day of the calendar month during the term the annual sum of $250,410.00, payable in equal monthly installments of $20,867.50 (hereinafter called "Fixed Rent"), the first day of each and every month during the Term.

SECOND:     In all other respects, the terms and conditions of the Lease dated September 30, 2004 is incorporated by reference in this LEASE EXTENSION RIDER and, except for the term of the Lease and the rent payable thereunder, all terms and conditions of the prior Lease except those specifically noted herein, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease Extension Rider on the 20th day of November, 2009.

AS TO THE LANDLORD:

JVNJ REALTY CORP.

BY:__________________

AS TO THE TENANT:

MEDIA SCIENCES, INC.

BY: /s/ K.D. Bloomgren

CFO